UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 5, 2008
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 —Regulation FD
Item 7.01 — Regulation FD Disclosure.
     As previously disclosed, on July 23, 2007, the Company announced that it had entered into a merger agreement (the “Merger Agreement”) with an investment group led by Lewis W. Dickey, Jr., the Company’s Chairman, President and Chief Executive Officer, and an affiliate of Merrill Lynch Global Private Equity (the “Buying Group”). Consummation of the merger remains subject to various conditions, including approval of the merger by the stockholders of the Company, FCC approval and other customary closing conditions.
     Pursuant to the Merger Agreement, the Company agreed, upon request of the Buying Group, to use its reasonable best efforts to enter into an amendment to its existing credit agreement (the “Existing Credit Agreement”) to permit the consummation of the merger and the other transactions contemplated by the Merger Agreement, including, without limitation, to amend those provisions pertaining to the definition of “Change of Control” in the Existing Credit Agreement, and to obtain a commitment from Bank of America, N.A., the administrative agent under the Existing Credit Agreement, or its affiliates, to provide for incremental facilities in an amount not less that $180 million, on terms as directed by the Buying Group for the purpose of substituting such additional commitment, and maintaining the Company’s existing indebtedness, in place of the debt commitment received by the Buying Group from Merrill Lynch Capital Corporation and Merrill Lynch, Pierce Fenner & Smith Incorporated (the “Buyer Debt Commitment”).
     The Company has commenced discussions with the lenders under the Existing Credit Agreement regarding a potential amendment that, subject to and effective only upon consummation of the merger, would, among other things, (i) amend the definition of “Change of Control” to specify that the transactions contemplated by the Merger Agreement shall not constitute a Change of Control; (ii) specify that no payment contemplated by the Merger Agreement, including the merger consideration, shall constitute a “Restricted Payment” as defined in the Existing Credit Agreement; (iii) modify certain financial and other covenants that would be applicable to the Company following the merger; (iv) modify certain elements of the collateral required to be pledged to secure the Company’s obligations under the Existing Credit Agreement; and (v) provide that the Company will not make any revolving loan borrowings under the Existing Credit Agreement for the purpose of making any payment contemplated by the Merger Agreement, including, without limitation, payment of the merger consideration. The proposed amendment does not provide for incremental facilities under the Existing Credit Agreement that could be substituted for the Buyer Debt Commitment. The Company anticipates paying an amendment fee to those lenders under the Existing Credit Agreement who consent to the proposed amendment.
     The potential amendment to the Existing Credit Agreement remains subject in all respects to the negotiation and execution of definitive documentation to effectuate such amendment and there can be no assurance that such an amendment will be entered into or that the terms thereof will be consistent with those identified above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Marty Gausvik
	Name:	Marty Gausvik
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: March 5, 2008